==================================================

       SECURITIES AND EXCHANGE COMMISSION
             Washington, D.C. 20549


                   FORM 8-K

                Current Report


                 July 12, 2002
  ----------------------------------------------
(Date of Report - Date of Earliest Event Reported)

                   0-9577
         ------------------------
          (Commission File Number)


            WALLSTREET-REVIEW, INC.
---------------------------------------------
(Formerly Beryllium International Corporation)

Florida (formerly Utah)        87-0294391
---------------------------------------------
(State or other              (IRS Employer
jurisdiction of             Identification No.)
incorporation or
organization)

           4701 N. Federal Highway
              Suite 370, B-9
          Lighthouse Point, Florida 33064
--------------------------------------------
   (Address of Principal Executive Offices)


                (954) 784-5044
--------------------------------------------
       (Registrant's Telephone Number)

Item 5.  Other Events

     The Board of Directors of Wallstreet-Review,
Inc. (WALS) in recent meetings has taken steps to correct the problems that resulted in the cessation of operations of WALS as a financial services company and has resumed operation as a corporate financial services company.

     Among the steps taken were replacement of Matthew Dwyer and Richard Houraney as officers and directors, the reactivation of two directors who had been excluded from numerous board meetings, the cancellation of employment agreements for all officers and directors, settlement of certain old claims, and other procedural matters to insure the proper operation of WALS.

     The company believes that as much as 20
million shares of the company's stock appears to have been improperly issued and will be cancelled or otherwise returned to the company, resulting in an issued outstanding of approximately 8,000,000 shares remaining.

     The reconstituted Board of Directors will continue to investigate bringing civil and/or criminal actions as well as assisting any and all state and federal agencies investigating the actions taken by any officers, directors and/or employees of WALS which may have caused harm to its shareholders and/or the public.

     WALS has reopened its financial services operation and will make every effort to provide professional consulting to its clients in the future.

             SIGNATURES
             ----------

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALLSTREET-REVIEW, INC.
 (Formerly Beryllium International Corporation)



Dated: July 12, 2002

By:  /s/Jeff Daly
     ----------------------------------------
     Chief Executive Officer